EX-3.(I) ARTICLES OF INCORPORATION

EXHIBIT 3.1

ARTICLES OF INCORPORATION

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of lncorporation.

ARTICLE I CORPORATE NAME

The name of the corporation is W-CANDY, Inc.

ARTICLE II PLACE OF BUSINESS

The principal place of business address:

10550 Pebble Cove Lane

Boca Raton, FL. US 33498

The Mailing address of the corporation is:

10550 Pebble Cove Lane

Boca Raton, FL. US 33498

ARTICLE III PURPOSE

The purpose for which this corporation is authorized to issue is:

The general nature of the business to be transacted by this corporation shall be to engage in any lawful business permitted under the laws of the United States and the state of Florida.

ARTICLE IV SHARES

The number of shares the corporation is authorized to issue is:

10,000,000 common & 1,000,000 preferred at .001

ARTICLE V RESIDENT AGENT

The name and Florida street address of the resident agent is:

Brian L Shenkman

10550 Pebble Cove Lane

Boca Raton, FL 33498

I certify that I am familiar with and accepted responsibilities of registered agent.

Registered Agent signature: /s/ Brian Shenkman

ARTICLE VI INCORPORATOR

The name and address of the incorporator is:

Brian Shenkman

10550 Pebble Cove Lane

Boca Raton, FL 33498

Incorporator Signature: /s/ Brian Shenkman

The Initial officer(s) and or director(s) of the corporation is/are:

Title: CEO

Brian Shenkman

10550 Pebble Cove Lane

Boca Raton, FL 33498 US

P02000113637

FILED

October 22, 2002

Sec. Of State